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                              Verizon Maryland Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                                           Six Months Ended
(Dollars in Millions)                                                                                       June 30, 2002
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
Income before provision for income taxes and extraordinary item                                                      $274.0
Equity in loss from affiliate                                                                                          18.3
Interest expense                                                                                                       38.1
Portion of rent expense representing interest                                                                          17.9
Amortization of capitalized interest                                                                                    1.8
                                                                                                       -------------------------
Earnings, as adjusted                                                                                                $350.1
                                                                                                       =========================
Fixed charges:
Interest expense                                                                                                     $ 38.1
Portion of rent expense representing interest                                                                          17.9
Capitalized interest                                                                                                    2.4
                                                                                                       -------------------------
Fixed Charges                                                                                                        $ 58.4
                                                                                                       =========================

Ratio of Earnings to Fixed Charges                                                                                     5.99
                                                                                                       =========================
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